Cibus Reports Third Quarter Financial Results and Provides Year-to-Date Business Update for 2025

With the addition of Centro Internacional de Agricultura Tropical (CIAT) in the quarter, Cibus now has 5 LATAM Rice customers as momentum continues toward achieving 2027 targeted initial LATAM Rice revenue

On track to deliver HT traits to Latin American customer in Q4 2025 with field trials expected to commence by year end

Engaged strategic growth advisory firm AgVayā to introduce Indian Rice growers to new solutions to scale crop productivity through advanced gene editing

Successfully completed pre-commercial pilot runs for certain biofragrance products; commercial expansion targeted for 2026

Positive field trial results for HT2 in Canola in North America; HT2 and Sclerotinia resistance traits available for seed licensing partners for funded continued development opportunity

Initiated additional actions to support streamlined business focus prioritizing nearest-term and partner-funded commercial opportunities while the Company targets a reduced annual net cash usage of $30 million by 2026, and completed consolidation of Oberlin facility activities

Appointed Kimberly A. Box and Craig Wichner to Cibus' Board of Directors, which strategically strengthens Cibus' commercial expansion support

SAN DIEGO, November 13, 2025 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural technology company that develops and licenses plant traits to seed companies, today announced its financial results for the quarter ended September 30, 2025, and provided a year-to-date business update for 2025. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

"To date, we have signed seven Rice customer agreements. Together, we estimate that these seven customers represent approximately 5-7 million addressable acres (i.e., acres that would be potentially accessible to Cibus’ HT1 and HT3 traits in Rice) and, if fully developed, over $200 million in potential annual royalty opportunity, demonstrating the tangible impact on our commercial efforts from our streamlined strategic focus," said Peter Beetham, Interim Chief Executive Officer of Cibus. "Our enhanced Rice editing efficiency is an advantage for our customers, while our expanded partnerships in Latin America are positioning us well for initial commercial launch targeted for 2027, followed by targeted expansion to the U.S. in 2028. Our efforts are also extending beyond the Americas, most recently by our engagement of AgVayā to support our entry into the Indian market which represents another immense opportunity for our trait products. Further, we successfully completed a pre-commercial pilot for our Sustainable Ingredients program and remain on track for initial payments in the fourth quarter as we advance our Rice program toward commercialization."

Commercial Progress for Priority Programs and Global Regulatory Developments

Priority Pipeline Traits and Programs

•Weed Management (HT1 and HT3) in Rice
◦Cibus continues to make significant progress with its Rice herbicide tolerance traits, which represent the Company's priority pipeline program. Trait editing and introgression, field trials, and registration of traits remain on track for targeted initial commercial launches in Latin America in 2027-2028, followed by targeted expansion into the U.S. in 2028 and India/Asia (excluding China) in 2030.
◦To date, Cibus has signed seven Rice customer agreements. Together, the Company estimates that these seven customers represent approximately 5-7 million addressable acres (i.e., acres that would be potentially accessible to Cibus’ HT1 and HT3 traits in Rice) and, if fully developed, over $200 million in potential annual royalty opportunity.
◦In October, Cibus entered an agreement engaging AgVayā to develop a comprehensive strategy to support Cibus’ entry into India (the world’s second-largest producer and the largest exporter of rice, with approximately 125 million acres under cultivation). The engagement focuses on enabling joint development and commercialization relationships for advanced herbicide resistant and sustainability traits, creating opportunities for Indian Rice seed companies and public agencies to integrate cutting-edge gene editing solutions.
◦In August, signed a material transfer agreement with CIAT, which works with the Latin American Fund for Irrigated Rice (FLAR) and participates in the Hybrid Rice Consortium for Latin America (HIAAL). Through this agreement, Cibus will provide its HT3 clethodim herbicide tolerance trait to be introduced into HIAAL's elite Rice germplasm, representing significant market access in Latin America.
◦In July, signed a material transfer agreement with Colombian Rice producer Semillano.
◦Completed delivery of Rice lines with the HT3 trait to an existing US customer.
◦Following 2024 field trial results for stacked gene edited herbicide tolerance traits in Rice, in March 2025 the Company expanded its efforts to include additional trait stacking to broaden weed management for crop protection with additional field testing underway.

•Partner-Funded and/or Supported Sustainable Ingredients Program
◦Successfully completed pre-commercial pilot runs with its fermentation contractor during Q3 2025.

◦Received initial payment (partially offsetting related R&D expenses) in Q4 2025, marking the Company's first payment from this program and representing an important milestone.
◦Targeting commercial expansion planned in 2026.

Global Regulatory Development

•Global regulatory environment for gene editing technologies remains positive
◦As a global bellwether for genetic technologies regulation, the EU regulatory process for New Genomic Techniques (NGTs) continues to advance, with key language regarding the ability to patent NGT plants, plant parts, or material agreed upon and final text being refined across the draft regulations.
◦On May 6, 2025, the UK government made progress toward implementing its regulatory framework for Precision Bred Organisms (PBOs), scheduled to go live on November 13, 2025. The Department for Environment, Food and Rural Affairs (DEFRA) and the Food Standards Agency (FSA) have published guidelines for industry and Cibus has participated as a test case for the UK’s new review process, as the Company has been active in field testing for the past two years.
◦During the California Rice Commission's Rice Certification Committee Meeting on February 26, 2025, the Commission approved Cibus' field research proposal, marking the first time gene edited Rice has been authorized for planting in California.
◦In April 2025, the Ministry of Agriculture and Livestock in Ecuador determined that Cibus’ HT1 and HT3 Rice traits are equivalent to those developed through conventional breeding and subject to the same regulations as conventional seed in accordance with the provisions of the Organic Law of Agrobiodiversity, Seeds and Promotion of Sustainable Agriculture and its Regulations. Ecuador strictly prohibits the commercial planting of transgenic (GMO) crops.
◦In June 2025, USDA-APHIS determined Cibus’ HT2 herbicide-tolerance trait in canola is "not regulated" under USDA biotechnology regulations (7 CFR Part 340), marking the 17th Cibus trait to be so designated by the agency, and thereby addressing a key commercialization hurdle in the United States.

Progress within Opportunity Programs and Other Business Updates

In addition to the Cibus' self-funded Rice herbicide tolerance trait program and its actively advancing a partner-funded and/or -supported sustainable ingredients programs, the Company's deep trait pipeline provides several additional opportunities for partner-funded programs.

Opportunity Pipeline Traits and Programs

•Traits in Canola (Available for Partnership)

◦Completed 2025 UK field trials for Pod Shatter Reduction in Winter Oilseed Rape (WOSR - winter canola), demonstrating encouraging performance, positioning these traits for potential future partner development.
◦In October 2025, announced positive field trial results for second-generation herbicide tolerance (HT2) edited Canola in North America. Following successful greenhouse evaluations, Cibus conducted HT2 Canola field trials in small plots during the 2025 growing season at two U.S. locations, confirming both acceptable herbicide resistance of this improved version of the HT2 trait and similar yield to the unedited parent. The HT2 trait can be stacked with other herbicide resistance traits, giving growers additional options and greater flexibility in weed management.
◦In March 2025, Cibus announced that controlled environment testing of its third mode of action for Sclerotinia resistance in Canola demonstrated enhanced resistance.
◦Cibus and Biographica are collaborating to use Biographica’s AI platform and have identified several new gene editing targets for improving Sclerotinia resistance traits in canola and oilseed rape.
•Nutrient-use Efficiency (Root Microbe Symbiosis) (Available for Partnership)
◦In June, Cibus confirmed its ongoing collaboration agreement with the John Innes Centre on a breakthrough nutrient use efficiency trait, which has the potential, with future external funding, to create significant commercial opportunities across Cibus' crop portfolio, by addressing the global fertilizer efficiency challenge where only one-third of applied fertilizer is typically absorbed by plants.
•Soybean Platform (Available for Partnership)
◦In January 2025, the Company successfully edited a Soybean cell for its HT2 trait, achieving sufficiently high editing rates that enabled expanded development of its Soybean platform, for which the company continues to maintain development as part of its Sustainable Ingredients program.

•Wheat Platform (Available for Partnership)
◦The Company has successfully regenerated plants from single cells in a wheat cultivar, opening up the potential to accelerate trait partner funded development in one of the world’s most cultivated crops.

Corporate and Industry Progress Year-to-Date

•Streamlined Focus and Operational Efficiency
◦Completed closing of Oberlin facility and consolidation of Oberlin operations into San Diego headquarters facility during Q3 2025.
◦On target to deliver annual cash usage of approximately $30 million for 2026.

•Standardized RTDS gene editing process for industrialized breeding

◦In January 2025, established production standards for its proprietary RTDS gene editing process. Cibus believes that it can edit a customer's elite germplasm or seed and return it to its customer with a specific edit within 12-15 months.

•Board Appointments
◦In September 2025, Cibus appointed Kimberly A. Box to its Board of Directors, strengthening the Company’s governance and commercialization strategy leadership capabilities. Ms. Box brings extensive leadership experience in technology operations, strategic transformation, and scaling innovation into global markets, including three decades at Hewlett Packard in multiple executive roles. Her appointment reinforces Cibus’ readiness for upcoming product launches and supports the Board’s focus on long-term value creation and commercial execution.
◦In November 2025, Cibus appointed Craig Wichner to its Board of Directors, strengthening the Company's agricultural sector expertise and strategic advisory capabilities. His extensive experience in sustainable agriculture, farmland investment management, and data-driven business models brings valuable perspective as Cibus advances its productivity and sustainability trait programs toward commercialization. Mr. Wichner is the Founder and Managing Partner of Farmland LP, a leading U.S. farmland investment management firm with more than $350 million in assets and over 19,000 acres under management. Mr. Wichner also serves on the Board's Strategy Committee and the special committee evaluating strategic alternatives to maximize shareholder value.

Expected Milestones for Priority Pipeline Traits and Programs

Cibus intends to report ordinary course development progress and achievements in connection with its quarterly reporting process. Cibus presents below the most significant development and commercial milestone targets for its priority programs for 2025:
•Weed Management (HT1 and HT3) in Rice:
◦Continued expansion of existing, and developing new customer relationships with Rice seed companies across North and South America during the course of 2025.
◦Expect first trait validation trials in Latin America in late 2025.
◦Expect to deliver initial traits for testing to a Latin American customer by end of 2025.

•Sustainable Ingredients:
◦Expect to receive in 2025 additional nominal payments associated with the ongoing commercialization efforts for the Company's Sustainable Ingredient biofragrance products.

Third Quarter 2025 Financial Results

•Cash position: Cash and cash equivalents as of September 30, 2025, was $23.9 million. Taking into account the impact of implemented cost saving initiatives, and without giving effect to potential financing transactions that Cibus is pursuing, Cibus expects that existing cash and cash equivalents is sufficient to fund planned operating expenses and capital expenditure requirements into early in the second quarter of 2026. Cibus' Board of Directors, together with its financial advisor, continues to evaluate a full range of strategic alternatives to maximize shareholder value.

•Research and development (R&D) Expense: R&D expense was $10.8 million for the quarter ended September 30, 2025, compared to $13.0 million in the year-ago period. The decrease of $2.2 million is primarily due to cost reduction initiatives.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $5.3 million for the quarter ended September 30, 2025, compared to $7.7 million in the year-ago period. The decrease of $2.4 million is primarily due to cost reduction initiatives.

•Goodwill impairment: There was no goodwill impairment for the quarter ended September 30, 2025, compared to a $181.4 million impairment in the year-ago period. The decrease of $181.4 million non-cash expense is due to the impairment of goodwill resulting from a fair value assessment, based on the decline of the Company’s stock price, performed in the third quarter of 2024 versus no impairment in the third quarter of 2025.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $9.0 million for the quarter ended September 30, 2025, compared to $8.9 million in the year-ago period. The increase of $0.1 million is due to the recognition of interest expense on the Royalty Liability.

•Non-operating income, net: Non-operating income, net was nominal for the quarter ended September 30, 2025, compared to income of $7.7 million in the year-ago period. The decrease in income of $7.7 million is driven by the fair value adjustment of the Company's liability classified common warrants.

•Net loss: Net loss was $24.3 million for the quarter ended September 30, 2025, compared to $201.5 million in the year-ago period.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $0.44 for the quarter ended September 30, 2025, compared to net loss per share of Class A common stock of $7.63 in the year-ago period. The decrease of $7.19 in net loss per share of Class A common stock is primarily driven by the non-cash goodwill impairment in the year-ago period which accounted for approximately $7.53 in net loss per share of Class A common stock and by the decreases in net loss described above and a year-over-year increase in weighted average shares outstanding.

Conference Call and Webcast Information

Cibus will host a live webcast, Thursday, November 13, 2025, at 4:30 p.m. Eastern Time to discuss its third quarter 2025 financial results and provide a year-to-date business update for 2025. The conference call can be accessed live over the phone by dialing (800) 274-8461 or for international callers by dialing (203) 518-9814. The conference ID is CIBUS (24287). A replay of the call will be available through November 27, 2025, by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 11160229.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in developing traits (characteristics) that address critical productivity, yield and sustainability challenges. Cibus’ proprietary high-throughput gene-editing technologies drive its long-term focus on productivity traits for farmers for the major global row crops. Cibus is not a seed company. It is a technology company that uses its gene editing technologies to develop plant traits at a fraction of the time and cost of conventional breeding and to license them to customers in exchange for royalties.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the Trait Machine™ process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: high- throughput gene editing systems operating as an extension of seed company breeding programs. In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' liquidity and capital resources, the implementation and execution of cost savings initiatives, Cibus' strategy, future operations, prospects, and plans, including the anticipated receipt of commercial revenues and additional funding, are forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement. Because this involves such risks and uncertainties, the Company could use its available capital resources sooner than it currently expects. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities, including reliance on partner-funding and/or support for the advancement of its Sustainable Ingredients program; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; delays or disruptions in the Company's platform or trait product development efforts, particularly insofar as they affect the Company's strategic priority programs; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 20, 2025, as may be updated from time-to-time in Cibus’ subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Jeff Sonnek
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in Thousands, Except Par Value and Share Amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,886	$14,433
Accounts receivable	604	1,041
Prepaid expenses and other current assets	1,752	1,472
Total current assets	26,242	16,946
Property, plant, and equipment, net	8,545	11,439
Operating lease right-of-use assets	29,783	33,254
Intangible assets, net	32,134	33,578
Goodwill	232,516	253,466
Other non-current assets	1,006	1,386
Total assets	$330,226	$350,069
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$5,982	$5,964
Accrued expenses	7,338	2,281
Accrued compensation	2,655	3,309
Deferred revenue	932	932
Current portion of notes payable	662	436
Current portion of financing lease obligations	—	113
Current portion of operating lease obligations	2,703	4,287
Class A common stock warrants	59	2,268
Other current liabilities	228	288
Total current liabilities	20,559	19,878
Notes payable, net of current portion	116	226
Operating lease obligations, net of current portion	30,468	31,224
Royalty liability - related parties	225,517	199,442
Other non-current liabilities	1,537	1,468
Total liabilities	278,197	252,238

	September 30, 2025	December 31, 2024
Redeemable noncontrolling interest	—	5,674
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 52,763,134 shares issued and 52,566,650 shares outstanding as of September 30, 2025, and 28,258,258 shares issued and 27,939,023 shares outstanding as of December 31, 2024	11	9
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; 1,697,855 shares issued and outstanding as of September 30, 2025, and 1,720,929 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	879,380	825,298
Class A common stock in treasury, at cost; 81,133 shares as of September 30, 2025, and 45,177 shares as of December 31, 2024	(2,070)	(1,999)
Accumulated deficit	(826,965)	(731,166)
Accumulated other comprehensive income	45	15
Total Cibus, Inc. stockholders' equity	50,401	92,157
Noncontrolling interest	1,628	—
Total stockholders’ equity	52,029	92,157
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$330,226	$350,069

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in Thousands, Except Share and Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Revenue	$615	$1,667	$2,582	$3,050
Total revenue	615	1,667	2,582	3,050
Operating expenses:
Research and development	10,784	12,990	34,811	37,996
Selling, general, and administrative	5,269	7,682	21,776	23,994
Goodwill impairment	—	181,432	20,950	181,432
Total operating expenses	16,053	202,104	77,537	243,422
Loss from operations	(15,438)	(200,437)	(74,955)	(240,372)
Royalty liability interest expense - related parties	(9,030)	(8,875)	(26,075)	(25,953)
Other interest income, net	158	160	383	522
Non-operating income, net	1	7,706	417	8,917
Loss before income taxes	(24,309)	(201,446)	(100,230)	(256,886)
Income tax benefit (expense)	6	(13)	(23)	(23)
Net loss	$(24,303)	$(201,459)	$(100,253)	$(256,909)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(762)	(21,491)	(4,454)	(28,623)
Net loss attributable to Cibus, Inc. stockholders	$(23,541)	$(179,968)	$(95,799)	$(228,286)
Basic and diluted net loss per share of Class A common stock	$(0.44)	$(7.63)	$(2.21)	$(10.33)
Weighted average shares of Class A common stock outstanding – basic and diluted	52,925,776	23,586,746	43,264,590	22,105,979

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in Thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(100,253)	$(256,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Royalty liability interest expense - related parties	26,075	25,953
Goodwill impairment	20,950	181,432
Depreciation and amortization	4,629	5,211
Stock-based compensation	6,363	8,030
Loss on disposal of assets	84	—
Change in fair value of liability classified Class A common stock warrants	(467)	(8,908)
Other	45	(16)
Changes in operating assets and liabilities:
Accounts receivable	437	(660)
Prepaid expenses and other current assets	659	412
Accounts payable	210	838
Accrued expenses	3,511	1,304
Accrued compensation	(674)	(628)
Deferred revenue	(5)	(133)
Right-of-use assets and lease obligations, net	1,130	302
Other assets and liabilities, net	135	(276)
Net cash used in operating activities	(37,171)	(44,048)
Investing activities
Purchases of property, plant, and equipment	(492)	(752)
Net cash used in investing activities	(492)	(752)
Financing activities
Proceeds from issuances of securities	50,100	43,902
Costs incurred related to issuances of securities	(2,202)	(1,869)
Payment of taxes related to restricted stock units withheld from employees	(71)	(214)
Repayments of financing lease obligations	(113)	(174)
Repayments of notes payable	(608)	(741)
Net cash provided by financing activities	47,106	40,904
Effect of exchange rate changes on cash and cash equivalents	10	2
Net increase (decrease) in cash and cash equivalents	9,453	(3,894)
Cash and cash equivalents – beginning of period	14,433	32,699
Cash and cash equivalents – end of period	$23,886	$28,805